                                                                  EXHIBIT 99 (a)

                            JOINT FILING AGREEMENT
                            ----------------------


In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons identified in item 2(a) of the Schedule 13D referred to below on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.10 par value, of ICU Medical, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 4th day of March, 1999.



                                         The George A. Lopez, M.D. Second Family
                                         Limited Partnership



                                         By:  /s/ George A. Lopez, M.D.
                                            ------------------------------------
                                                  George A. Lopez, M.D.


                                              /s/ George A. Lopez, M.D.
                                            ------------------------------------
                                                  George A. Lopez, M.D.


                                              /s/ Diana K. Lopez, M.D.
                                            ------------------------------------
                                                  Diana K. Lopez, M.D.